Exhibit 5.1

RBS Holdings N.V. as guarantor The Royal Bank of Scotland N.V. as issuer Gustav Mahlerlaan 350 1082 ME Amsterdam The Netherlands	ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS DROOGBAK 1A 1013 GE AMSTERDAM PO BOX 251 1000 AG AMSTERDAM TEL +31 20 7119 000 FAX +31 20 7119 999 www.cliffordchance.com

RBS Securities Inc. 600 Washington Boulevard Stamford, Connecticut 06901 United States of America as selling agent	Our ref: 55-40517266 Direct Dial: +31 207 119 340 E-Mail: frank.graaf@cliffordchance.com 24 February 2012

Dear Sirs,

RBS Holdings N.V.
Royal Bank of Scotland N.V.
issue of securities under US Shelf Registration Statement

1.	SCOPE OF OUR ROLE

1.1
We have acted as special legal counsel (advocaat) in The Netherlands for Royal Bank of Scotland N.V. of Gustav Mahlerlaan 350, 1082 ME Amsterdam, The Netherlands (the "Bank") and RBS Holdings N.V. of Gustav Mahlerlaan 350, 1082 ME Amsterdam, The Netherlands ("Holdings") for the purpose of rendering a legal opinion as to certain specific matters of Netherlands law in connection with a registration statement on Form F-3 of the Bank and Holdings (the "Registration Statement"), filed with the US Securities and Exchange Commission on 24 February 2012 pursuant to the provisions of the Securities Act of 1933 (as amended, the "Securities Act") for the registration of the sale from time to time of securities of the Bank. In relation to the Registration Statement a prospectus (the "Prospectus") has been prepared and any reference herein to the Registration Statement will include the Prospectus.

1.2	We understand that under the Registration Statement, the Bank may from time to time issue debt securities (the "Debt Securities") to be fully and unconditionally guaranteed by Holdings.

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1.3
We have not been involved in structuring the Registration Statement nor in drafting or negotiating the Document (as defined below) or the Registration Statement, save for suggesting changes to the extent necessary for the purposes of this opinion. Accordingly, we assume no responsibility for the adequacy of the Document or for the appropriateness of any disclosures made in the Registration Statement (except to the extent expressly stated otherwise in this opinion).

1.4
Capitalised terms used herein without definition shall, unless the context otherwise requires, have the same meaning ascribed to them in the Document, as the case may be. Headings in this opinion are for ease of reference only and shall not affect the interpretation hereof.

1.5	For the purpose of this opinion, where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense this should be read as:

(i) a reference to the laws as in effect in that part of the Kingdom of The Netherlands that is located in Continental Europe ("Europese deel van Nederland"); and

(ii) a reference to the geographical part of the Kingdom of the Netherlands that is located in Continental Europe;

excluding, for the avoidance of doubt, any overseas nations forming part of the Kingdom of The Netherlands (such as Aruba, Curacao, and St Maarten) and any overseas special public bodies of the Kingdom of The Netherlands (such as Saba, St. Eustatius and Bonaire) and their respective laws and regulations.

2.	DOCUMENTS EXAMINED/RELIANCE

2.1	In arriving at the opinions expressed below, we have examined and relied upon the originals, photostatic, facsimile or electronically scanned copies of the following documents:

(a)
an abbreviated extract (beperkt uittreksel) dated 24 February 2012 from the Chamber of Commerce of Amsterdam (the "Chamber") relating to the registration of the Bank under number 33002587 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since such date in all respects material for the purpose of this opinion letter;

(b)
the articles of association (statuten) of the Bank as they stand since their last amendment on 1 April 2010, being the currently effective articles of association of the Bank according to the extract referred to in (a) above (the "Bank Articles of Association");

(c)
an abbreviated extract (beperkt uittreksel) dated 24 February 2012 from the Chamber relating to the registration of Holdings under number 33220369 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since such date in all respects;

(d)
the articles of association (statuten) of Holdings as they stand since their last amendment on 1 April 2010, being the currently effective articles of association of Holdings according to the extract referred to in (c) above (the

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"Holdings Articles of Association" and together with the Bank Articles of Association referred to as the "Articles of Association");

(e)
an extract from the minutes of the meeting of the Managing Board of the Bank and of Holdings held on 7 February 2012 (the "Board Minutes"), signed by P.G.F. Fijn van Draat in its capacity as company secretary to the Managing Board;

(f)
an extract from the minutes of the meeting of the Supervisory Board of the Bank and Holdings dated 15 February 2012, signed by G.G. Gorter in its capacity as assistant company secretary to the Supervisory Board (the "Supervisory Board Minutes");

(g)
an executed copy of our legal opinion dated 29 September 2006 addressed to the Bank (as formerly named ABN AMRO Bank N.V.) and Holdings (as formerly named ABN AMRO Holdings N.V.) (the "Original Opinion");

(h)	the documents not mentioned above or below but listed in the Original Opinion as having been examined and relied upon by us;

(i)	the Registration Statement;

(j)	the executed senior indenture dated 15 September 2006 between, among others, Holdings as guarantor and the Bank as issuer (the "Document"); and

(k)
an extract from the on-line register of authorised banks within the meaning of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, as amended and together with its subordinate and implementing decrees and regulations, the "FMSA") (the "Register") retrieved from the public website of the Dutch Central Bank (De Nederlandsche Bank N.V., "DNB") and last updated on 24 February 2012 indicating that the Bank is a licensed bank.

3.	ASSUMPTIONS

In examining and in describing the documents listed above and in giving this opinion we have, with your permission, assumed:

3.1
(i) the power, capacity (corporate, regulatory and other) and authority of all parties (other than the Bank and Holdings) to enter into the Document and to perform their respective obligations thereunder, (ii) the legal capacity (handelingsbekwaamheid) of all individuals who have signed or will sign the Document or have given or will give confirmations on which we have expressed reliance (excluding those individuals acting on behalf of the Bank and Holdings) and (iii) that the Document, the Debt Securities and all other agreements and documents relating thereto have been or will be (where appropriate) duly authorised, executed and delivered by all parties thereto (other than the Bank and Holdings) and create valid and legally binding obligations for all parties thereto as a matter of applicable law (if other than Netherlands law and the chosen governing law);

3.2	that each party to the Document (other than the Bank and Holdings) is duly incorporated and organised, validly existing and in good standing (where such

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concept is legally relevant to its capacity) under the laws of its jurisdiction of incorporation and of the jurisdiction of its place of business;

3.3
the due compliance with all matters (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, lodgements, registrations and notifications and the payment of stamp duties and other taxes) under any law other than that of The Netherlands as may relate to or be required in respect of :

3.3.1	the Document and any Debt Securities issued thereunder from time to time (including their creation, issuance and distribution);

3.3.2	any borrowing effected thereunder;

3.3.3	the lawful execution of the Document;

3.3.4	the parties thereto (including the Bank and Holdings) or other persons affected thereby;

3.3.5	the performance or enforcement of the Document and the Debt Securities by or against the parties (including the Bank and Holdings) or such other persons;

3.3.6	the distribution (electronically or otherwise) of the Registration Statement or any other offer documents from time to time; or

3.3.7
the creation of valid and legally binding obligations of all parties to the Document and the Debt Securities (including the Bank and Holdings) enforceable against such parties in accordance with their respective terms;

3.4
that any obligations under the Document and the Debt Securities which are to be performed in any jurisdiction outside The Netherlands will not be illegal or contrary to public policy under the laws of such jurisdiction;

3.5
the genuineness of all signatures on all documents or on the originals thereof, the authenticity and completeness of all documents submitted as originals and the conformity of (photo)copy, conformed copy, faxed, electronically scanned or specimen documents to the originals thereof;

3.6
that there are no supplemental terms and conditions agreed between the parties to the Document or in relation to the Debt Securities that could affect or qualify our opinion as set out herein, that there is no agreement, instrument or other arrangement between any of the parties to the Document which modifies or supersedes the Document and that there have been no formal or informal communications with any governmental, regulatory or enforcement authorities by or on behalf of the Bank or Holdings;

3.7
that all agreements and other formalities for the issuance of Debt Securities from time to time under the Registration Statement will be documented, executed, effectuated and/or authenticated on behalf of (i) Holdings either by any one member of its board of managing directors or by a duly appointed representative of Holdings and (ii) the Bank either by any one member of its board of managing directors or by a duly appointed representative of the Bank;

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3.8	that under the laws of the State of New York, to which they are expressed to be subject, and under all other relevant laws (other than those of The Netherlands):

(a)
the Document constitutes and will at all times constitute the valid and legally binding obligations of all parties thereto (including the Bank and Holdings), enforceable against them in accordance with their respective terms;

(b)
any Debt Securities issued by the Bank from time to time constitute and will at all times constitute the Bank's valid and legally binding obligations enforceable against it in accordance with their respective terms;

(c)	the choice of the laws of the State of New York to govern the Document and the Debt Securities is a valid and binding selection;

(d)
the submission by the Bank and Holdings to the jurisdiction of the State or Federal court in the Borough of Manhattan, City and State of New York with regard to any actions or proceedings arising out of or relating to the Document and the Debt Securities is (in each case as a matter of the laws of the State of New York, by which they are expressed to be governed) valid and binding upon each of Bank and Holdings;

and that, without prejudice to our opinion under paragraph 5.3 below, The Netherlands courts will, in giving effect to the choice of law provision of the Document and the Debt Securities apply the laws of the State of New York correctly;

3.9
that the Debt Securities will be issued, offered and sold materially in the form and denominations set out in, on the terms and in accordance with the provisions of the Document and the Registration Statement and will not contain any provisions which are contrary to Dutch public policy;

3.10	that the Bank and Holdings will comply with their respective reporting obligations to DNB under the FMSA;

3.11
that none of the Document, the Registration Statement or the Debt Securities or any of the transactions contemplated thereby (whether individually or seen as a whole) are or will result in a breach of the laws (including, for the avoidance of doubt, the tax laws) of the State of New York or of such other relevant jurisdiction (other than The Netherlands), or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted thereunder;

3.12
that the joint meeting of the Managing Board of the Bank and Holdings held on 7 February 2012 (as referred to in the Board Minutes) and the joint meeting of the Supervisory Board of the Bank and of Holdings held on 15 February 2012 were convened and conducted in accordance with the laws of The Netherlands, and the Bank Articles of Association and the Holdings Articles of Association;

3.13
that under the laws governing the existence and extent of the authorisations contained in the Powers of Attorney (as defined in the Original Opinion) towards third parties (as determined pursuant to the rules of the The Hague Convention on the Laws Applicable to Agency), if other than the laws of The Netherlands, the Powers of

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Attorney authorised the relevant Attorneys (as defined in the Original Opinion) on the date of the Document to create binding obligations for the Bank and Holding towards the parties with whom such Attorneys acted in the name of and on behalf of the Bank and Holding respectively;

3.14
that the Powers of Attorney, the Board Minutes and the Supervisory Board Minutes were in full force and effect and unaltered at the date hereof (or with respect to the Powers of Attorney unaltered as at the date of the Document), that all factual confirmations set out therein were true and accurate when given and remain true and accurate as at the date hereof (or with respect to the Powers of Attorney as at the date of the Document), that none of the Banks' and/or Holdings' respective managing directors has a conflict of interests with the Bank or Holding in respect of the issue of the Debt Securities, that none of the Bank's and/or Holding's respective managing directors as at the date of the Document had a conflict of interests with the Bank or Holding in respect of the execution of the Document on or prior to the date of the Original Opinion, that would preclude him from validly representing the Bank or Holding;

3.15
that the Powers of Attorney were executed by any two members acting jointly of the Managing Board of the Bank and Holdings as at the date of execution of the Powers of Attorney and the date of the Document respectively and acted in the Bank's and Holdings' corporate interest respectively;

3.16
that the execution of the Document and the performance of the transactions contemplated thereby and the issuance of the Debt Securities are in the best corporate interest of the Bank and Holdings and not prejudicial to their respective creditors (present and future);

3.17
that the Debt Securities qualify as securities within the meaning of EU Directive 2003/71/EC (the "Prospectus Directive") as implemented in The Netherlands) and that each issue of Debt Securities under the Registration Statement, each distribution of the Registration Statement, prospectus supplement, and any pricing supplement (whether electronically or otherwise) and all invitations, offers, offer advertisements, publications and other documents, sales and deliveries of Debt Securities in The Netherlands have been and will continue to be made in accordance with the FMSA;

3.18
that all relevant parties entered into the Document and will be entering into agreements for the issuance of Debt Securities under the Registration Statement from time to time for bona fide commercial reasons and on arm’s length terms;

3.19
that any agent offering Debt Securities or distributing the Registration Statement, any prospectus supplement, pricing supplement or any circulars, offer documents or information relating to the Bank, Holdings and/or the Debt Securities in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt as an investment firm (beleggingsonderneming) of the relevant type pursuant to the FMSA; and

3.20
that Holdings has its centre of main interest (as such term is described in Article 3(1) of Council Regulation (EC) No. 1346/2000 of 29 May, 2000 on Insolvency Proceedings (the "EU Insolvency Regulation")), in The Netherlands and that it does

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not have and will not have an "establishment" (as defined in Article 2(h) of the EU Insolvency Regulation) in any jurisdiction other than The Netherlands.

4.	SCOPE OF OUR REVIEW/MATTERS EXCLUDED

4.1
The Document and the issue and offering of the Debt Securities are expressed to be governed by the laws of the State of New York. As Dutch lawyers we are not qualified to assess the meaning and consequences of the terms of the Document or the Debt Securities under the laws of the State of New York and we have made no investigation into such laws as a basis for the opinion expressed hereinafter and do not express or imply any opinion thereon. Accordingly, our review of the Document and the Debt Securities has been limited to the terms thereof as they appear on the face thereof, without reference to the general body of the laws of the State of New York incorporated into or made applicable to the Document and the Debt Securities by the choice of law clause contained therein.

4.2	We express no opinion:

4.2.1
as to any law other than the laws of The Netherlands in force as at the date hereof as applied and interpreted according to present published case-law of The Netherlands courts, administrative rulings and notices of and communications with DNB, the Ministry of Finance and the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, the "AFM") and authoritative literature;

4.2.2
even though the Registration Statement contemplates the issuance of Debt Securities after the date hereof, on the question whether the future or continued performance of any of the Bank's and/or Holdings' obligations under or the consummation of the transactions contemplated by the Document or the Debt Securities will not contravene such laws, application or interpretation if altered in the future;

4.2.3
save as expressly stated below, on international law, including (without limitation) the rules of or promulgated under or by any bi- or multi-lateral treaty or treaty organisation (unless implemented into Netherlands law), or on state aid, any capital adequacy, anti-trust, data protection, market abuse, stabilisation or competition laws;

4.2.4
on the tax laws of The Netherlands concerning any transaction, agreement or understanding, whether under the Document or otherwise, between the Bank, Holdings and any person or entity that is, or is deemed to be, affiliated to the Bank or Holdings or any other matter;

4.2.5
with regard to the effect of any systems of law (other than the laws of The Netherlands) even in cases where, under Netherlands law, any foreign law should be applied and we assume that any applicable law (other than Netherlands law) would not affect or qualify our opinion as set out below;

4.2.6	on any specific issue of Debt Securities or any stabilisation activities in respect of any Debt Securities carried out in or from The Netherlands;

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4.2.7
on any commercial, regulatory, accounting, capital adequacy or other non-legal matter or on the ability of the Bank and/or Holdings to meet their financial or other obligations under the Debt Securities or the Document and this opinion does not discuss or confirm the financial merits or the practical feasibility of the obligations envisaged in the Documents or the Debt Securities; or

4.2.8	the compliance with the requirements of the Dutch Works Council Act (Wet op de ondernemingsraden).

4.3
We assume no responsibility for and have not investigated or verified: (i) any statements of fact or the reasonableness of any statements of opinion contained in the Registration Statement or (ii) the appropriateness or accuracy of any disclosures made in the Registration Statement or (iii) the accuracy of any facts, representations or warranties set out in the Document (with the exception of those matters on which we have specifically and expressly given our opinion). To the extent that the accuracy of such facts, representations and warranties not so investigated or verified and of any facts stated in any of the other documents listed above (or orally confirmed) is relevant to the contents of this opinion, we have assumed, with your permission, that such facts, representations and warranties were true and accurate when made and remain true and accurate.

4.4
This office does not represent the Issuer and the undersigned is not familiar with its business or operations. Other than to review the documents listed above, we have not examined any contracts, instruments or other documents entered into by or affecting the Bank and/or Holdings or any of their corporate records and, although we have made the enquiries referred to in paragraph 2.1(a) and 2.1(c) above and in paragraph 5.1 below, we have not undertaken any factual investigations or made any other enquiries or searches concerning the Bank and/or Holdings and we have otherwise assumed that:

4.4.1
none of the competent internal bodies of the Bank or Holdings have passed or adopted a resolution approving a voluntary winding-up of the Bank or Holdings or approving a statutory merger (juridische fusie) (with the Bank or Holdings as disappearing entity) or a de-merger (splitsing) (with the Bank or Holdings as disappearing entity);

4.4.2
no petition has been presented to, and no order has been made by, a court for the bankruptcy (faillissement), dissolution (ontbinding en vereffening) or a declaration that the Bank or Holdings is in a situation which requires emergency measures (noodregeling, "Emergency Measures") in the interests of all creditors of the Bank as referred to in Chapter 3.5.5 of the FMSA or has been granted a (preliminary) moratorium of payments ((voorlopige) surseance van betaling), to the extent applicable;

4.4.3	no receiver, trustee, administrator (bewindvoerder) or similar official has been appointed in respect of the Bank and/or Holdings or any of their respective assets; and

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4.4.4
that none of the insolvency procedures listed in respectively Annex A and Annex B to the EU Insolvency Regulation has been declared applicable to Holdings by a court in one of the member states of the EU (with the exception of Denmark), other than The Netherlands.

4.5
Where an assumption is stated to be made in this opinion, we have not made any investigation with respect to the matters that are the subject of such assumption and we express no view as to such matters.

5.	OPINION

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the opinion that:

5.1	Corporate Status, Power and Capacity

5.1.1
The Bank is registered as: (i) a public limited liability company (naamloze vennootschap), (ii) incorporated on 7 February 1825, (iii) validly existing under the laws of The Netherlands, and (iv) licensed as a bank (bank) under the FSMA in the register as referred to in Article 1:107 of the FSMA.

5.1.2	Holdings is registered as: (i) a public limited liability company (naamloze vennootschap), (ii) incorporated on 30 May 1990 and (iii) validly existing under the laws of The Netherlands.

5.1.3	Each of the Bank and Holdings:

(a)	had corporate power and corporate capacity to execute and deliver the Document on the date of the Original Opinion;

(b)
have the corporate power and corporate capacity to authorise the distribution of the Registration Statement on their respective behalf, (in the case of the Bank) issue the Debt Securities and to undertake and perform the obligations expressed to be assumed by them in the Document; and

(c)
have not omitted to take any internal corporate action in connection with their entering into of the Document, the distribution of the Registration Statement and the issuance of the Debt Securities the absence of which may give them the right to assert against contracting parties acting in good faith that they have not validly entered into the Document or issued the Debt Securities.

5.2	Execution and validity

5.2.1
The Document has been duly executed by the Bank and Holdings and the Document (including the guarantee and indemnity from Holdings in article 13 (Guarantee and Indemnity) of such Document) will constitute their valid and

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legally binding obligations, enforceable against them in accordance with its terms.

5.2.2
When the Debt Securities are duly executed by the manual or facsimile signature of any one member of their managing board or other duly authorised representative(s), and are duly documented, authenticated, delivered and paid for, the Debt Securities will constitute the valid and legally binding obligations of the Bank, enforceable against it in accordance with their respective terms.

5.3	Choice of Law

5.3.1
As regards the contractual obligations arising under or pursuant to the Document and the Debt Securities, the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing the Document and the Debt Securities in any proceedings in relation to such Document or Debt Securities and the laws of the State of New York would accordingly be applied by the Dutch courts if the Document or the Debt Securities or any claim thereunder comes under their jurisdiction upon proper proof of the relevant provision of the laws of the State of New York.

5.3.2
When applying the laws of the State of New York as the law governing the Document and Debt Securities, the competent courts of The Netherlands, if any, by virtue of Regulation (EC) No. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations ("Rome I"):

(a)
will have to apply the provisions of EU law, where appropriate as implemented in The Netherlands, which cannot be derogated from by agreement, insofar as - apart from the choice of law - all other elements relevant to the situation at the time of the choice of law are located in one or more EU Member States (article 3(4) Rome I);

(b)
may give effect to the overriding mandatory provisions (i.e. provisions the respect for which is regarded as crucial for a country for safeguarding its public interests, such as its political, social or economic organisation), to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to the Document or the Debt Securities (article 9(1) Rome I)) of the law of the country where the obligations arising out of the contract have to be or have been performed, insofar as those overriding mandatory provisions render the performance of the contract unlawful (article 9(3) Rome I);

(c)	will apply the overriding mandatory provisions of the law of The Netherlands irrespective of the law otherwise applicable to the Document or the Debt Securities (article 9(2) Rome I);

(d)	may refuse to apply the laws of the State of New York if such application is manifestly incompatible with the public policy of The Netherlands (article 21 Rome I); and

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(e)
shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 12(2) of Rome I).

5.4	Submission to Jurisdiction

5.4.1
The submission by each of Bank and Holdings to the non-exclusive jurisdiction of the jurisdiction of the State or Federal court in the Borough of Manhattan, City and State of New York in respect of any proceedings arising out of or in relation to the Document and the Debt Securities is valid and legally binding upon the each of the Bank and Holdings and not subject to unilateral revocation.

5.4.2
However, because of the non-exclusive nature of the jurisdiction clause a Netherlands court may assume jurisdiction on the basis of the general provisions of the Judgments Regulation (as defined below) or, if the Judgments Regulation does not apply, of Netherlands domestic rules on international jurisdiction.

5.4.3
Furthermore, a competent court in The Netherlands may assume jurisdiction (i) if the defendant enters an appearance and does not contest the jurisdiction prior to defences relating to the merits and, in the event that Council Regulation (EC) No. 44/2001 on Jurisdiction and the Enforcement and Judgments in Civil and Commercial matters of 22 December 2000 (as amended) (the "Judgments Regulation") does not apply, there is a reasonable ground for jurisdiction of such Netherlands court; (ii) pursuant to Article 254 Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) in urgent matters, when, in view of the interests of the parties, provisional  measures are required or (iii) in the context of an attachment against Bank or Holding or any of their respective assets.

5.5	Enforceability of New York judgements in The Netherlands

5.5.1
In the absence of an applicable treaty or convention providing for the recognition and enforcement of judgements in civil and commercial matters which is binding in The Netherlands, a judgement rendered by a New York court against the Bank or Holdings will not be recognised and enforced by the courts of The Netherlands and in order to obtain a judgement that is enforceable against the Bank or Holdings, it will be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgement rendered by the New York court in the course of such proceedings, in which case the Netherlands court may give such effect to the foreign judgement as it deems appropriate.

5.5.2
However, according to current practice, based upon case law, Netherlands courts will in all probability render a judgement in accordance with a judgement of a New York court if and to the extent that the following conditions are met:

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(a)
the foreign court rendering the judgement has jurisdiction over the matter on internationally acceptable grounds (e.g. if the parties have agreed, for example in a contract, to submit their disputes to the foreign court) and has conducted the proceedings in accordance with generally accepted principles of fair trial (e.g. after proper service of process);

(b)	the foreign judgement is final and definite; and

(c)	such recognition is not in conflict with Netherlands public policy (i.e. a fundamental principle of Dutch law) or an existing Netherlands judgement.

6.	QUALIFICATIONS

The opinion expressed above is subject to the following qualifications:

6.1
the terms "enforceable", "enforceability", "legal", "valid", "binding" and "effective" (or any combination thereof) where used above, mean that the obligations assumed by the relevant party under the relevant document are of a type which Netherlands law generally recognises and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of The Netherlands will in any event be subject to:

6.1.1
the degree to which the relevant obligations are enforceable under their governing law (if other than Netherlands law) and the availability under such law of defences such as, without limitation, set-off (unless validly waived), fraud, duress, misrepresentation, undue influence, unforeseen circumstances, force majeure, error, abatement and counter-claim;

6.1.2
the nature of the remedies available in the Netherlands courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

6.1.3	the acceptance by such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere;

6.1.4	prescription or limitation periods (within which suits, actions or proceedings must be brought);

6.1.5
sanctions implemented or effective in The Netherlands under the Sanctions Act 1977 (Sanctiewet 1977), the General Customs Act (Algemene Douanewet) or the Economic Offences Act (Wet Economische Delicten);

in addition, our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, liquidation, reorganisation, moratorium and other similar laws of general application (including Emergency Measures) relating to or affecting generally the enforcement of creditors' rights and remedies from time to time in effect (including the doctrine of voidable preference within the meaning of Section 3:45 of the Netherlands Civil Code and/or Section 42 et.seq. of the Netherlands Bankruptcy

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Act) and any emergency measures that may be taken by the Dutch Government under the Dutch Financial Relations Emergency Act (Noodwet Financieel Verkeer) or by the Ministry of Finance, the AFM or DNB under articles 1:28 or 1:29 of the FMSA;

6.2
any enforcement of the Document, the Debt Securities and of any foreign judgments in The Netherlands will be subject to the rules of civil procedure as applied by the courts of The Netherlands; such courts have powers to mitigate the amount of damages, indemnities or penalties provided for in the Document (including any agreed costs payable in respect of litigation or collection) to the extent it regards them as manifestly excessive and, if so requested, to make an award in a foreign currency; such courts may also refuse to give effect to any provision in an agreement which would involve the enforcement of foreign revenue or penal laws; enforcement of a judgement for a sum of money expressed in foreign currency against the Bank's and/or Holdings's assets located in The Netherlands would be executed, however, in terms of Euros and the applicable rate of exchange would be that prevailing on the date of payment; service of process for any proceedings before the courts of The Netherlands must be performed in accordance with Netherlands laws of civil procedure; the taking of concurrent proceedings in more than one jurisdiction in which the Judgments Regulation is applicable may - notwithstanding the terms of the Document and the Debt Securities - be precluded by one of the provisions of Section 9 (Related Actions) of that Regulation and the Dutch courts may be obliged to decline jurisdiction as a result thereof; as regards jurisdiction generally, the courts of The Netherlands have powers to stay proceedings if concurrent proceedings are brought elsewhere; finally, the ability of any party to assume control over another party's proceedings before the courts of The Netherlands may be limited by Netherlands rules of civil procedure;

6.3	to the extent that the laws of The Netherlands are applicable:

6.3.1	the provision that the holder of a Debt Security shall be treated as its absolute owner may not be enforceable under all circumstances; and

6.3.2	title to a Debt Security would pass upon delivery (levering within the meaning of Dutch law) thereof, provided that:

(a)	the transferor is the owner of the Debt Security with power to pass on title (beschikkingsbevoegd) or may reasonably be held by the transferee to be the owner; and

(b)	the transfer is made pursuant to a valid agreement of transfer (geldige titel);

as far as (a) and (b) are concerned, the courts of The Netherlands may apply the laws of another jurisdiction, if questions of title to a Debt Security are submitted to them;

6.4	the concept of "delivery" of a document is not known or required under the laws of The Netherlands to render a document valid, legally binding and enforceable;

ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

6.5
Netherlands substantive law does not have a concept or doctrine identical to the Anglo-American concept of "trust"; nevertheless any trust validly created under its governing law by the Document will be recognised by the courts of The Netherlands in accordance with, and subject to the limitations of, the rules of The Hague Convention on the Law Applicable to Trusts and on their Recognition;

6.6
all powers of attorney (volmachten) and mandates (lastgevingen) (including, but not limited to, powers of attorney and mandates expressed to be irrevocable) granted and all appointments of agents made by the Bank and/or Holdings, explicitly or by implication:

6.6.1
will terminate by law and without notice upon the Bank's and/or Holdings's bankruptcy (faillissement) and, unless provided otherwise in the power of attorney, the commencement of legal guardianship over or the bankruptcy of the attorney; and

6.6.2	become ineffective upon the Bank being in a situation which requires Emergency Measures;

to the extent that the appointment by the Bank or Holdings of a process agent to receive service of process constitutes a power of attorney (volmacht) or a mandate (lastgeving) to the process agent, a service of process on the process agent once declared bankrupt, or (if the laws of The Netherlands are applicable and such power of attorney is capable of being revoked), once the Bank or Holdings has revoked such appointment, will not be valid against the Bank or Holdings;

6.7
nothing in this opinion is to be read as a statement that all the procedures of US federal courts (such as, without limitation, the compulsion of witnesses by subpoena) will be available against the Bank and/or Holdings;

6.8	in the event that Debt Securities are executed on behalf of the Bank by use of facsimile signatures:

6.8.1
the Bank should approve such use of the relevant signatures and evidence of the Bank's approval may be required for the enforcement of the Debt Securities in The Netherlands; if any of the Debt Securities were executed by attaching thereto or printing thereon the facsimile signature of any person who does not hold office with the issue date of such Debt Securities, or if such Debt Securities are issued on a date on which the person whose signature is attached thereto or printed thereon no longer holds office, it may be necessary for the enforcement of such Debt Securities against the Bank in The Netherlands that the holder of such Debt Securities shall present both such Debt Securities and evidence of the Bank's approval to the Netherlands courts; and

6.8.2
this will only be binding on the Bank (provided such facsimile shows the signatory or signatories mentioned in paragraph 5.2.2 above), if such facsimile signature(s) is or are printed or duplicated on such Debt Securities by a person or entity duly authorised on behalf of the Bank and provided that any power of attorney or mandate granted by the Bank in connection with the dating,

ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

authentication, effectuation (if applicable), completion and issue of such Debt Securities has not terminated as set out in paragraph 6.6 above;

6.9
we have not verified whether the Bank and/or Holdings are in compliance with their respective obligations under the FMSA, other than as stated in paragraph 5.1.1 above, nor have we verified that their execution of the Document or the issue of Debt Securities or their respective performance of any of the transactions contemplated thereby do not breach or infringe the FMSA or any of the regulations, directives or guidelines issued pursuant to the FMSA and applicable to the Bank and Holdings, and we express no opinion on such matters herein; and

6.10	in issuing this opinion we do not:

6.10.1
render any opinion on any issue of Debt Securities that may have taken place under the previous registration statement between the date of the filing of the previous registration statement on 29 September 2009 and the date of this opinion; and

6.10.2	assume any obligation to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

7.	RELIANCE

This opinion:

7.1
expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; consequently this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands;

7.2	speaks as of 10:13 hours Netherlands time on the date stated above;

7.3	is addressed to you and is solely for your benefit and may not be relied upon by any other person; and

7.4	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ F.G.B. Graaf

F.G.B. Graaf
Advocaat
Clifford Chance LLP